SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ____________________________________________________________
2)	Form, Schedule or Registration Statement No.: ____________________________________________________________
3)	Filing Party: ____________________________________________________________
4)	Date Filed: ____________________________________________________________

PLEASE RESPOND IMMEDIATELY IF YOU HAVEN’T VOTED.

June 3, 2009

Dear Fellow Shareholder,

Yesterday’s special meeting of shareholders of the Dimensional funds had to be adjourned because too few votes were received from shareholders in some funds. At least 50% of the outstanding shares of each fund must be present or represented by proxy in order to hold a meeting.

Unfortunately, this means that we must continue the proxy campaign until we have sufficient participation. A new meeting has been scheduled for 3 pm, central time, on July 8, 2009.

If you haven’t voted, please do so right away. The sooner voting is concluded, the lower the cost to the funds.

Voting will take only a few minutes of your time.

By telephone:	Call our toll-free proxy hotline at 1-866-721-1618. Agents are available to record your voting instructions Monday through Friday from 9 am to 10 pm eastern time.

By internet:	Log on to www.proxyonline.com. You will need the control number found on the enclosed proxy card to log in.

By mail:	Sign, date and mail the enclosed proxy card in the prepaid postage return envelope provided.

If you have questions, please call our proxy specialists toll-free at 1-866-721-1618 between the hours of 9 am and 10 pm, eastern time, Monday through Friday.

Your vote will help us ensure that the funds continue to serve your long-term investment needs. Thank you.

Sincerely,

David G. Booth
Chairman and Chief Executive Officer